Exhibit 99.1

Southern First Reports Results for First Quarter of 2013

Greenville, South Carolina, April 23, 2013 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced that net income for the first quarter of 2013 was $961 thousand compared to $688 thousand for the first quarter of 2012.  After dividends paid on preferred stock, net income available to the common shareholders was $784 thousand compared to $399 thousand for the first quarter of 2012.

2013 First Quarter Operating Highlights

          Net income increased 40% to $961 thousand during the 1st quarter of 2013 compared to the prior year

          Net interest margin for the 1st quarter of 2013 increased to 3.69%  compared to 3.45% in 2012

          Loan balances increased to $665.2 million as of March 31, 2013 compared to $607.9 million in 2012

          Core deposits increased $32.3 million to $460.2 million during the 1st quarter of 2013

          Nonperforming assets improved to 1.07% at 1st quarter 2013 compared to 1.79% in 2012

2013 Strategic Highlights

          Conversion to state chartered bank

          Preferred stock redemptions of $500,000 on January 3, 2013 and $500,000 on April 1, 2013

“We are extremely pleased with the first quarter 2013 results.  The investments we have made in two additional retail offices and the expansion of our mortgage capabilities are already generating sizeable growth and additional non-interest income for our company,” stated Art Seaver, the company’s CEO.

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012
Earnings ($ in thousands, except per share data):
Net income	$961	1,133	1,226	815	688
Net income to common shareholder	784	929	842	589	399
Earnings per common share, diluted (4)	0.18	0.21	0.20	0.14	0.09
Net interest margin (tax-equivalent)(3)	3.69%	3.66%	3.72%	3.61%	3.45%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	1.07%	1.24%	1.43%	1.70%	1.79%
Net charge-offs as a percentage of average loans (YTD annualized)	0.52%	0.71%	0.71%	0.75%	0.62%
Allowance for loan losses as a percentage of total loans	1.41%	1.41%	1.45%	1.48%	1.51%
Allowance for loan losses as a percentage of nonperforming loans	148.49%	111.32%	100.49%	88.07%	91.55%
Capital Ratios (1):
Total risk-based capital ratio	12.76%	12.88%	12.97%	13.34%	13.38%
Tier 1 risk-based capital ratio	11.51%	11.63%	11.72%	12.09%	12.13%
Leverage ratio	9.46%	9.63%	9.76%	9.83%	9.78%
Tangible common equity (2)	5.92%	5.99%	6.02%	6.24%	6.02%
Other ($ in thousands):
Gross loans	$665,244	645,949	637,659	618,874	607,925
Core deposits	460,237	427,936	429,183	426,640	430,073
Total deposits	612,394	576,299	574,439	554,417	566,722
Total assets	821,705	797,998	780,415	759,632	770,006
Average Balances ($ in thousands):
Loans	$657,616	638,198	631,238	610,570	601,740
Deposits	586,904	580,992	561,647	557,530	562,021
Equity	64,683	64,495	63,685	64,286	63,749
(1) March 31, 2013 ratios are preliminary.
(2) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(3) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(4) Per share amounts for the 2012 periods have been restated to reflect the 10% stock dividend in 2013.

Operating Results

Net interest margin for the first quarter of 2013 improved to 3.69% from 3.66% for the prior quarter, and 3.45% for the first quarter of 2012.   The primary driver of the increased net interest margin is the $57.3 million growth in loan balances during the past twelve months, combined with the 41 basis point decrease in the cost of our interest bearing liabilities.

During the first quarter of 2013, the company recorded total credit costs of $1.1 million compared to $1.5 million during the first quarter of 2012.  The $1.1 million in credit costs during 2013 related primarily to the provision for loan losses, while $20 thousand related to costs associated with other real estate owned.  In addition, loan charge-offs for the quarter were $944 thousand, or 0.52% of average loans on an annual basis, and related primarily to four commercial loans.  Comparatively, the company recorded a loan loss provision of $1.2 million and loss related to the sale of real estate owned of $278 thousand during the first quarter of 2012.  The company’s allowance for loan losses was $9.4 million, or 1.41%, of loans at March 31, 2013 which provides approximately 148% coverage of non-accrual loans, and $9.2 million, or 1.51%, of loans at March 31, 2012.

Noninterest income was $882 thousand and $837 thousand for the three months ended March 31, 2013 and 2012, respectively.  The increase in noninterest income during the three month period is related to increases in loan fee income and service fees on deposit accounts.  In addition, income derived from mortgage originations is a significant part of our loan fee income at $237 thousand and $169 thousand for the three months ended March 31, 2013 and 2012, respectively.

Noninterest expense was $5.2 million and $4.8 million for the three months ended March 31, 2013 and 2012, respectively.  The increase in noninterest expense during the 2013 period related primarily to increases in salaries and benefits, occupancy and data processing and related costs, partially offset by decreases in costs associated with real estate owned and insurance expenses.  Noninterest expenses for the first quarter of 2013 include costs associated with our two new retail offices which were opened in December 2012.

Nonperforming assets decreased for the fifth consecutive quarter to $8.8 million, or 1.07%, of total assets as of March 31, 2013, the lowest level in over four years.  Comparatively, nonperforming assets were $13.8 million, or 1.79%, of total assets at March 31, 2012.  Of the $8.8 million in total nonperforming assets as of March 31, 2013, nonperforming loans represent $6.3 million and other real estate owned represents $2.5 million.  Classified assets improved to 34% of tier 1 capital plus the allowance for loan losses at March 31, 2013, compared to 43% at March 31, 2012.

Gross loans were $665.2 million as of March 31, 2013 compared to $646.0 million at December 31, 2012 and $607.9 at March 31, 2012.  Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $460.2 million at March 31, 2013 compared to $427.9 million at December 31, 2012 and $430.1 million as of March 31, 2012.

Shareholders’ equity totaled $64.4 million as of March 31, 2013, a $1.4 million increase from the same period in 2012. With a tier 1 leverage ratio of 9.46% and total risk based capital ratio of 12.76%, the Company’s capital ratios exceed the regulatory requirements for a “well capitalized” institution.

Strategic Highlights

Charter Conversion

On March 6, 2013, Southern First Bank, N.A., the wholly owned subsidiary of Southern First Bancshares, Inc., was approved by the South Carolina Board of Financial Institutions to convert from a national bank charter to a South Carolina state bank charter, and change its name from Southern First Bank, N.A. to Southern First Bank. Both changes were effective beginning April 1, 2013.  This conversion was not as a result of any dispute or disagreement with the Office of the Comptroller of the Currency.  The charter conversion will not have substantial impact on the bank's current activities, products and services, although the bank expects certain annual cost savings related to regulatory fees.

Preferred Stock Redemption

On January 3, 2013 and April 1, 2013, the Company redeemed a total of $1.0 million of its outstanding preferred stock from three of its preferred shareholders.  Since July of 2012, the Company has redeemed a cumulative $2.0 million of its outstanding preferred stock and reduced the balance to $15.3 million.

Financial Highlights - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2013-2012	December 31	September 30	June 30
(in thousands, except earnings per share)	2013	2012	% Change	2012	2012	2012
Earnings Summary
Interest income	$8,743	8,557	2.2%	8,817	8,790	8,534
Interest expense	1,865	2,428	(23.2)%	2,037	2,082	2,156
Net interest income	6,878	6,129	12.2%	6,780	6,708	6,378
Provision for loan losses	1,125	1,200	(6.3)%	950	1,125	1,275
Noninterest income	882	837	5.4%	897	1,286	741
Noninterest expense	5,230	4,779	9.4%	5,053	5,025	4,655
Income before provision for income taxes	1,405	987	42.4%	1,674	1,844	1,189
Income tax expense	444	299	48.5%	541	618	374
Net income	961	688	39.7%	1,133	1,226	815
Preferred stock dividends	197	216	(8.8)%	204	204	216
Discount accretion	-	73	n/a	-	180	106
Redemption of preferred stock	20	-	n/a	-	-	96
Net income available to common shareholders	$784	399	96.5%	929	842	589

Basic weighted average common shares (4)	4,262	4,223	0.9%	4,241	4,230	4,226
Diluted weighted average common shares (4)	4,371	4,268	2.4%	4,305	4,350	4,437

Earnings per common share - Basic (4)	$0.18	0.09	100.0%	0.22	0.20	0.14
Earnings per common share - Diluted (4)	0.18	0.09	100.0%	0.22	0.19	0.13

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2013-2012	December 31	September 30	June 30
	2013	2012	% Change	2012	2012	2012
Balance Sheet Highlights
Assets	$821,705	770,006	6.7%	797,998	780,415	759,632
Investment securities	82,708	78,615	5.2%	86,016	71,891	74,231
Loans	665,244	607,925	9.4%	645,949	637,659	618,874
Allowance for loan losses	9,367	9,196	1.9%	9,091	9,254	9,131
Other real estate owned	2,522	3,733	(32.4)%	1,719	1,976	2,555
Noninterest bearing deposits	86,377	83,459	3.5%	80,880	87,403	94,008
Interest bearing deposits	526,017	483,263	8.9%	495,419	487,036	460,409
Total deposits	612,394	566,722	8.1%	576,299	574,439	554,417
Other borrowings	124,100	122,700	1.1%	137,290	124,100	122,700
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Shareholders’ equity	64,426	63,006	2.3%	64,125	63,287	63,171
Common Stock
Book value per common share (4)	$11.39	10.96	3.9%	11.26	11.08	11.22
Stock price (4):
High	11.26	6.69	68.3%	9.00	8.65	8.18
Low	8.41	5.54	51.8%	7.96	7.32	6.24
Period end	10.45	6.23	67.7%	8.45	8.15	7.73
Common shares outstanding (4)	4,268	4,226	1.0%	4,247	4,240	4,226
Other
Return on average assets (5)	0.48%	0.36%	33.3%	0.57%	0.64%	0.43%
Return on average equity (5)	6.03%	4.34%	38.9%	6.99%	7.66%	5.12%
Loans to deposits	108.63%	107.27%	1.3%	112.09%	111.01%	111.63%
Efficiency ratio (6)	67.14%	65.28%	2.9%	62.98%	61.80%	62.89%
Team members	131	114	14.9%	125	121	117
(4) Shares and per share amounts for the 2012 period have been restated to reflect the 10% stock dividend in 2013.
(5) Annualized based on quarterly net income.
(6) Noninterest expense divided by the sum of net interest income and noninterest income, excluding real estate activity and gain on sale of investments.

Asset quality measures - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2013-2012	December 31	September 30	June 30
(dollars in thousands)	2013	2012	% Change	2012	2012	2012
Nonperforming Assets
Commercial
Owner occupied RE	$294	699	(57.9)%	155	588	599
Non-owner occupied RE	1,215	1,090	11.5%	1,255	1,350	1,476
Construction	1,006	1,047	(3.9)%	1,006	1,005	1,005
Commercial business	202	515	(60.8)%	202	372	507
Consumer
Real estate	116	618	(81.2)%	119	122	286
Home equity	575	263	118.6%	577	365	558
Construction	-	-	-	-	-	-
Other	-	-	-	44	-	-
Nonaccruing troubled debt restructurings	2,900	5,812	(50.1)%	4,809	5,407	5,937
Total nonaccrual loans	6,308	10,044	(37.2)%	8,167	9,209	10,368
Other real estate owned	2,522	3,733	(32.4)%	1,719	1,976	2,555
Total nonperforming assets	$8,830	13,777	(35.9)%	9,886	11,185	12,923
Nonperforming assets as a percentage of:
Total assets	1.07%	1.79%	(40.2)%	1.24%	1.43%	1.70%
Total loans	1.33%	2.27%	(41.4)%	1.53%	1.75%	2.09%
Accruing troubled debt restructurings	$8,997	6,661	51.4%	9,421	8,591	8,569

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2013-2012	December 31	September 30	June 30
	2013	2012	Change	2012	2012	2012
Allowance for Loan Losses
Balance, beginning of period	$9,091	8,925	1.9%	9,254	9,131	9,196
Loans charged-off	(944)	(942)	0.2%	(1,214)	(1,004)	(1,345)
Recoveries of loans previously charged-off	95	13	630.8%	101	2	5
Net loans charged-off	(849)	(929)	(8.6)%	(1,113)	(1,002)	(1,340)
Provision for loan losses	1,125	1,200	(6.3)%	950	1,125	1,275
Balance, end of period	$9,367	9,196	1.9%	9,091	9,254	9,131
Allowance for loan losses to gross loans	1.41%	1.51%	(6.6)%	1.41%	1.45%	1.48%
Allowance for loan losses to nonaccrual loans	148.49%	91.55%	62.2%	111.32%	100.49%	88.07%
Net charge-offs to average loans (annualized)	0.52%	0.62%	(16.1)%	0.69%	0.63%	0.88%

AVERAGE YIELD/RATE - Unaudited
	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012
	Yield/Rate(7)
Interest-earning assets
Federal funds sold	0.24%	0.27%	0.23%	0.26%	0.26%
Investment securities, taxable	2.06%	2.33%	2.19%	2.45%	2.08%
Investment securities, nontaxable	4.07%	4.19%	4.76%	4.81%	4.76%
Loans	5.10%	5.18%	5.26%	5.28%	5.34%
Total interest-earning assets	4.68%	4.75%	4.86%	4.82%	4.80%
Interest-bearing liabilities
NOW accounts	0.31%	0.45%	0.55%	0.60%	0.71%
Savings & money market	0.28%	0.37%	0.37%	0.39%	0.45%
Time deposits	1.09%	1.15%	1.19%	1.37%	1.63%
Total interest-bearing deposits	0.65%	0.76%	0.79%	0.89%	1.05%
Note payable and other borrowings	2.85%	3.23%	3.35%	3.37%	3.48%
Junior subordinated debentures	2.60%	2.64%	2.79%	2.76%	2.88%
Total interest-bearing liabilities	1.16%	1.29%	1.36%	1.43%	1.57%
Net interest spread	3.52%	3.46%	3.50%	3.39%	3.23%
Net interest income (tax equivalent) / margin	3.69%	3.66%	3.72%	3.61%	3.45%
(7) Annualized for the respective three month period.

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, the 9th largest bank headquartered in South Carolina.  Since 1999 Southern First Bancshares has been providing financial services and now operates in eight locations in the Greenville, Columbia, and Charleston markets of South Carolina.  Southern First Bancshares has assets of approximately $822 million and its stock is traded in the NASDAQ Global Market under the symbol SFST.  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com